Exhibit 10.9

STANLEY F. WILSON

6711 E. Camelback Road	Telephone 480-699-0009
Village of Pavoreal Unit #17	Fax 480-946-8463
Scottsdale, Arizona 85251

February 28, 2018

Quantum Energy, Inc. Board of Directors:

RE: Resignation

I hereby tender my resignation from the board of directors and as an officer of Quantum Energy, Inc. with said resignation to be effective immediately.

 Stanley F. Wilson